FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        December 4, 2006
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                                Tower Group, Inc.
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             (Exact name of registrant as specified in its charter)

               Delaware                    000-50990               13-3894120
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    (State or other jurisdiction or     Commission File         (IRS Employer
            incorporation)                  Number:          Identification No.)

     120 Broadway, 31st Floor, New York, NY                10271
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   (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code           (212) 655-2000
                                                             -------------------

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         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))


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Item 5.03 Amendments to Articles of Incorporation

On December 4, 2006 the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware. The Certificate of Designations designates the rights of the Company's Series A Preferred Stock (`Preferred Stock") which was issued in connection with the closing of the sale of the Preferred Stock, which was previously disclosed on November 13, 2006.

The Certificate of Designation gives the Preferred Stock a liquidation preference of $1,000 per share. Dividends are non-cumulative and are payable quarterly at the rate of 8.66% per annum. If dividends on the Preferred Stock are not declared and paid for any period, no dividends may be declared on the Company's common stock for such period. The Preferred Stock is redeemable by the Company at any time, in whole or in part, at a price per share equal to the liquidation preference plus declared and unpaid dividends. If the Company completes an underwritten public offering of common stock in the future, 30,000 shares of the Preferred Stock will be mandatorily convertible into the Company's common stock and the other 10,000 shares of Preferred Stock will be convertible into the Company's common stock at the option of the holder, in each case at a price per share of common stock equal to the price per share in the public offering. In the event of a change in control of the Company, the Preferred Stock will also be convertible at the option of the holder into shares of the Company's common stock worth $40 million (plus declared and unpaid dividends), valued at the value per share of common stock in the change in control transaction. The Preferred Stock has no voting rights except as required by law, except that if the Company fails to pay six dividends, whether or not consecutive, the holders of the Preferred Stock, voting as a separate class, will be entitled to elect one director to the Company's board of directors until the Company has thereafter paid in full at least four dividends, whether or not consecutive. The Certificate of Designations is filed as Exhibit 3.1 and is incorporated by reference herein.

The following exhibits are filed as part of this report.

Number                                      Description
------                                      -----------
3.1 Copy of Certificate of Designations of Series A Preferred Stock of Tower Group, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        Tower Group, Inc.
                                                 -------------------------------
                                                        (Registrant)

Date               December 8, 2006
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                                                 /s/ Stephen L. Kibblehouse
                                                 -------------------------------
                                                           (Signature)
                                                 Stephen L. Kibblehouse
                                                 Senior Vice President & General
                                                 Counsel